Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1/A (Amendment No. 1) of IntelGenx Technologies Corp. of our report dated March 29, 2018 relating to our audits of the consolidated financial statements of IntelGenx Technologies Corp. as of and for the years ended December 31, 2017 and 2016.

Richter LLP (Signed) 1

Montréal, Québec
Canada
January 18, 2019

1CPA auditor, CA, public accountancy permit No. A112505

MONTRÉAL	TORONTO	CHICAGO
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1981 McGill College	181 Bay St., #3320	200 South Wacker Dr., #3100
Montréal QC H3A 0G6	Bay Wellington Tower	Chicago, IL 60606
514.934.3400	Toronto ON M5J 2T3	312.828.0800
416.488.2345